Exhibit 99.1

GRANITE FALLS ENERGY, LLC 15045 HIGHWAY 23 SE • P.O. BOX 216 • GRANITE FALLS, MN • 56241-0216 PHONE: 320/564-3100 • FAX: 320/564-3190

November 24, 2010

Granite Falls Energy Members:

On November 23, 2010, the Board of Governors of Granite Falls Energy, LLC (the “Company”) announced its intention to make a cash distribution of $300.00 per membership unit for a total distribution of $9,496,800 to its unit holders of record as of November 23, 2010.  The Company intends to have the payments made to members by December 31, 2010, subject to bank approval.

Please call the Company’s office at 320-564-3100 with any questions.